UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2013 (July 31, 2013)

American Realty Capital Trust IV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54947	32-0372241
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 31, 2013, American Realty Capital Trust IV, Inc. (the “Company”), through its operating partnership, closed the acquisition of 536 properties (the “GE Capital Portfolio”), which are primarily net leased to tenants concentrated in the retail sector and located in 40 different states and the District of Columbia. The 536 properties represent a portion of the Company’s previously announced acquisition of 955 properties in a portfolio acquisition from GE Capital Franchise Finance Corporation (“GE Capital”) and certain of its affiliates. These 536 properties total approximately 1.8 million rentable square feet. None of the sellers has a material relationship with the Company and the acquisition was not an affiliated transaction.

The properties are leased to 157 tenant groups. The leases are primarily net, whereby the tenants are to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The original term of the leases has a weighted average of 17.6 years with a weighted average of 11.4 years currently remaining. The annualized rental income on a straight line basis for the 536 properties will be approximately $56.2 million. The contract purchase price of the properties was $821.7 million, exclusive of closing costs.

To date, the Company has acquired 913 total properties from GE Capital and certain of its affiliates pursuant to the above-mentioned 955 property portfolio acquisition totaling approximately 3.2 million rentable square feet with a weighted average lease term of 11.1 years currently remaining. The contract purchase price of all properties purchased to date was $1.35 billion, exclusive of closing costs. While the Company believes that it will acquire the balance of the 955 property portfolio in future closings, subject to certain conditions, it cannot guarantee that it will acquire such properties.

None of the rents to be received from the individual tenants described above is individually significant. Certain portfolio information related to the GE Capital Portfolio was included in the audited and unaudited financial statements relating to the GE Capital Portfolio filed with the Securities and Exchange Commission by the Company in an amended Current Report on Form 8-K/A on July 15, 2013 and is incorporated herein by reference.

Item 8.01. Other Events.

On August 1, 2013, the Company issued a press release announcing that it acquired 567 primarily net lease properties in July 2013 for $897.1 million, including the 536 properties purchased as part of the GE Capital Portfolio described in Item 2.01 of this Current Report on Form 8-K. The Company’s portfolio is now comprised of 1,152 properties purchased for $2.0 billion.

A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated August 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

Date: August 1, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors